UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2006
(Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other	(Commission File	(IRS Employer
Jurisdiction of incorporation	Number)	Identification No.)

1658 FOSTERS WAY, DELTA, BC, CANDA, V3M 6S6
(Address of principal executive offices)

(604) 636-1056
Registrant's telephone number, including area code

ITEM 8.01 OTHER INFORMATION

On June 9, 2006, we were notified that the Eighth District Court of Clark County, Nevada issued findings of fact and conclusions of law on June 5, 2006, in the case of Stephen Whittington, et al. v. House of Brussels Chocolates Inc., et al.  The judge found in favor of Stephen Whittington (“Whittington”) and against House of Brussels Chocolates Inc. (the “Company”) on a breach of contract claim in the amount of $2,701,918.  The judge also found that Grant Petersen, our current President, CEO and Director (“Petersen”), and Evan Baergen, our former president and director (“Baergen”), are jointly and severally liable with the Company for the $2,701,918 amount based on an alter ego theory.  The judge's ruling states that Whittington is also entitled to prejudgment interest.  In reaching his findings and conclusions, the judge rejected Whittington's claim that Petersen and Baergen acted fraudulently and also rejected Matthew Kaplan's claims for recovery.

We are presently engaged in settlement negotiations with Whittington. No assurances, however, can be given that a settlement will be reached. In the event that we are unsuccessful in our negotiations, we intend to appeal the court’s ruling.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: June 12, 2006
By: /s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President